Exhibit 23.1


                   CONSENT OF INDEPENDENT
                CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
ATL Ultrasound, Inc.:

We consent to the use of our reports incorporated herein by reference in the registration statement.

KPMG Peat Marwick LLP


Seattle, Washington
November 26, 1997